EXHIBIT 4-b

                            1995 STOCK OPTION PLAN
                                      OF
                         STONE & WEBSTER, INCORPORATED

                                   ARTICLE I

            1. Purpose.       Stone & Webster, Incorporated (the
"Company") proposes to grant to selected key employees (including officers and directors who are employees) of the Company and its subsidiaries (hereinafter referred to as "Employee Optionees") options to purchase shares of common stock, par value $1 per share, of the Company ("Common Stock") for the purposes of (i) furnishing to such Employee Optionees maximum incentive to improve operations and increase profits of the Company, and (ii) encouraging such Employee Optionees to accept or continue employment with the Company and its subsidiaries. Such options will be granted pursuant to the plan herein set forth, which shall be known as the 1995 Stock Option Plan of Stone & Webster, Incorporated (herein referred to as the "Plan").

      The Company also proposes to grant to members of the Board of Directors of the Company (the "Board of Directors") who are not officers or employees of the Company or its subsidiaries at the time of a grant (hereinafter referred to as "Non-Employee Directors") options to purchase shares of Common Stock pursuant to the Plan. The purpose of such grants is to (i) provide incentives for highly qualified individuals to stand for election to the Board of Directors and continue service on the Board of Directors, (ii) provide maximum incentive to promote long-term stockholder value, and (iii) promote a greater identity of interest between Non-Employee Directors and the Company's stockholders.

            2. Shares Subject to the Plan.            Subject to
adjustment as provided in Article I, Paragraph 4, Article II, Paragraph 3(e), Article III, Paragraph 3(e), and Article IV, Paragraph 4(e), the aggregate number of shares of Common Stock to be delivered upon exercise of all options granted under the Plan shall not exceed 750,000 shares. The shares of Common Stock issuable upon exercise of options granted under the Plan may be authorized and unissued shares or reacquired shares. In the event the number of shares to be delivered upon the exercise in full of any option granted under the Plan is reduced for any reason whatsoever or in the event any option granted under the Plan for any reason shall expire or shall terminate unexercised as to all or any shares covered thereby, the number of shares no longer subject to any such option shall thereupon be released from such option and shall thereafter be available to be re-optioned under the Plan. Shares issued pursuant to the exercise of options granted under the Plan shall be fully paid and nonassessable.

            3. Administration of the Plan.            Subject to the
provisions of the Plan, the Compensation Committee of the Board of Directors or such other committee of the Board of Directors which shall succeed to the functions and responsibilities of the Compensation Committee (the "Committee") shall have the authority to (a) determine the provisions of the options to be granted under the Plan, (b) interpret the Plan and all options granted under the Plan, (c) adopt, amend or rescind such rules as it deems necessary for the proper administration of the Plan, (d) make all other determinations necessary or advisable for the administration of the Plan, and (e) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Board of Directors shall have the power to add or remove members of the Committee from time to time, to fill vacancies thereon arising by resignation, death, removal, or otherwise, and shall designate a chairman from among the members of the Committee, which chairman shall preside at all meetings of the Committee. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. The actions of the Committee in exercising all of the rights, powers and authorities set out in the Plan, when performed in good faith and in its sole judgment, shall be final and conclusive. When appropriate, the Plan shall be administered in order to qualify certain of the options granted hereunder as "incentive stock options" described in section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      The Committee shall consist of at least two members of the Board of Directors. Other than options granted to Non-Employee Directors pursuant to Article IV, no options may be granted under the Plan to any member of the Committee during his term of membership on the Committee. No person shall be eligible to serve on the Committee unless such person is then a "disinterested person" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), or any similar or successor rule. The members of the Committee shall be solely "outside directors," within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder.

            4. Amendment and Discontinuance of the Plan.          The Board
of Directors may amend, suspend or terminate the Plan; provided, however, that each such amendment of the Plan (a) extending the period within which options may be granted under the Plan, (b) increasing the aggregate number of shares of Common Stock to be optioned under the Plan except as provided in Article II, Paragraph 3(e), Article III, Paragraph 3(e), Article IV,
Paragraph 4(e) and the next succeeding sentence, (c) materially modifying the requirements as to eligibility of employees receiving options under, or changing the eligibility of employees or class of employees to whom options may be granted under,
Article II or III, (d) materially increasing the benefits to optionees under the Plan, (e) modifying the provisions of Article
IV, or (f) granting options to Non-Employee Directors other than pursuant to Article IV, shall, in each case, be subject to approval by the stockholders of the Company; provided, further, however, that no amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3
(including, without limitation, the requirements of Rule 16b-
3(c)(2)(i)(A) and Rule 16b-3(c)(2)(ii)) or may, without the consent of the holder of an option granted under Article II, III, or IV, terminate such option or adversely affect such person's rights in any material respect (except as set forth in the Plan).
The Board of Directors may increase the aggregate number of shares of Common Stock that may be issued under the Plan provided that the number of shares to be issuable in connection with such increase to persons subject to Section 16(a) of the Act shall not, in the aggregate, exceed 75,000 shares. Furthermore, the Board of Directors may alter, amend, suspend, discontinue or terminate the Plan and any option granted hereunder, without the approval of the stockholders of the Company or any holder of any option thereby affected, if necessary in order to (a) enable the Plan and any option granted hereunder intended to be so qualified, to qualify for (i) the exemption provided by Rule 16b-
3, (ii) the benefits provided under section 422 of the Code, or
(iii) the exclusion for qualified performance-based compensation under section 162(m) of the Code and the applicable interpretive authority thereunder, and (b) comply with changes in the Code, the Employee Retirement Income Security Act or any other applicable law (including, with respect to any of the foregoing, changes in any rule, regulation or other interpretive authority).

            5. Granting of Options to Employees.            The Committee
shall have authority to grant, prior to the expiration date of the Plan, to Employee Optionees options to purchase, on the terms and conditions hereinafter set forth in Article II and III, authorized but unissued, or reacquired, shares of Common Stock, provided such grants shall be made only to those Employee
Optionees, in such amounts and at such times as determined in the discretion of the Committee, and, for this purpose, the Committee may consider the Employee Optionee's office or position, degree of responsibility for, and contribution to, the growth and success of the Company, length of service, promotions, potential and any other factors which it may deem relevant.

      Options granted to Employee Optionees under Article III shall be "incentive stock options" within the meaning of section 422(b) of the Code, and are hereinafter referred to as "incentive stock options." All other options granted to Employee Optionees under the Plan shall be granted pursuant to Article II, and are hereinafter referred to as "nonqualified options." Notwithstanding the foregoing, grants of options to any one Employee Optionee under the Plan shall be limited to options to purchase no more than 100,000 shares of Common Stock per calendar year.


            6. Granting of Options to Non-Employee Directors. All options granted to Non-Employee Directors shall be options to purchase, on the terms and conditions hereinafter set forth in
Article IV, authorized but unissued, or reacquired, shares of Common Stock and shall be nonqualified options.

            7.  Option Agreements.        Each option granted under the
Plan shall be evidenced by a written agreement between the Company and the applicable optionee and shall contain such terms and conditions, and may be exercisable for such periods, as may be approved by the Committee, which terms and conditions need not be identical but which must be in compliance with the terms and provisions hereof.

            8.  Effective Date.     The Plan shall become effective as
of the date the Plan is approved by the stockholders of the Company (the "Effective Date"). Except with respect to options then outstanding, if not sooner terminated under the provisions of Paragraph 4 of this Article, the Plan shall terminate upon, and no further options shall be granted after, the expiration of ten years from the Effective Date.

            9.  Miscellaneous.      All references in the Plan to
"Articles," "Paragraphs," and other subdivisions refer to the corresponding Article, Paragraph, and subdivisions of the Plan.

          10.  Rule 16b-3 Compliance.  The Company intends:

            (a) that the Plan meet the requirements of Rule 16b-3;

            (b) that participation by Non-Employee Directors under
Article IV will not prohibit them from being "disinterested persons" within the meaning of Rule 16b-3 with respect to administration of the Plan or with respect to administration of any other plan of the Company;

            (c) that transactions of the type specified in the first paragraph of Rule 16b-3 by Non-Employee Directors pursuant to Article IV will be exempt from the operation of Section 16(b) of the Act; and

            (d) that transactions of the type specified in the first paragraph of Rule 16b-3 by officers of the Company (whether or not they are directors) pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in Paragraph 10 of this Article.

          11.  Recapitalization or Reorganization.          If (i) the
Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated,
(iv) any person or entity, including a "group" as contemplated by
Section 13(d)(3) of the Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors (each such event is referred to herein as a "Corporate Change"), then all outstanding options, including those not then currently exercisable, shall become exercisable in full; provided, however, in no event shall any incentive stock option, without the consent of the holder thereof, first become exercisable pursuant hereto if the result would be to cause such option, when granted, not to be treated as an incentive stock option (whether or not by reason of the possible future violation of the annual limitation set forth in Article III, Paragraph 3 or otherwise).

            12. Foreign Options and Rights.           The Committee may
grant options to Employee Optionees and Non-Employee Directors who are subject to the tax laws of nations other than the United
States, which options may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of any such option by the appropriate foreign governmental entity; provided, however, that no such option may be granted pursuant to this Paragraph 12 and no action may be taken which would result in a violation of the Act, the Code or any other applicable law.


                                  ARTICLE II

                             NONQUALIFIED OPTIONS

            1.  Eligible Employees.       All Employee Optionees shall
be eligible to receive nonqualified options under this Article
II.

            2.  Calculation of Exercise Price.        The exercise price
to be paid for each share of Common Stock deliverable upon exercise of each nonqualified option granted under Article II shall be equal to the fair market value per share of Common Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The
Wall Street Journal (or any successor publication thereto), and shall be equal to the per share price of the last sale of Common
Stock on the trading day immediately preceding the date of grant of such option. The exercise price for each nonqualified option shall be subject to adjustment as provided in Paragraph 3(e) of this Article.

            3.  Terms and Conditions of Options.            Nonqualified
options granted under this Article II shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this
Article II, as the Committee shall deem desirable:

            (a) Option Period and Conditions and Limitations on
Exercise.   Subject to Paragraph 4 of this Article, no nonqualified
option shall be exercisable by an Employee Optionee later than the date which is the date determined by the Committee upon the grant thereof (the "Nonqualified Option Expiration Date") which shall be no later than ten years after the date of grant. To the extent not prohibited by other provisions of the Plan, each nonqualified option granted to an Employee Optionee shall be exercisable at such time or times as the Committee in its discretion may, at or prior to the time such option is granted, determine (unless otherwise extended by the Committee pursuant to Paragraph 3(b)(2)(iii) of this Article). In the event the Committee makes no such determination, each nonqualified option granted to an Employee Optionee shall be exercisable from time to time, in whole or in part, at any time prior to the Nonqualified Option Expiration Date.

            (b) Termination of Employment; Death.           For purposes of
this Article II and each nonqualified option granted under this
Article II, an Employee Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which such Employee Optionee is no longer for any reason whatsoever (including the death of such Employee Optionee) employed by the Company or a subsidiary of the Company. An
Employee Optionee shall be considered to be in the employment of the Company or a subsidiary of the Company as long as such Employee Optionee remains an employee of the Company or a subsidiary of the Company, whether active or on any authorized leave of absence. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final and conclusive. If an Employee
Optionee's employment is terminated for any reason whatsoever
(including the death of such Employee Optionee), each nonqualified option thereunto granted under this Article II and all rights thereunder shall wholly and completely terminate as follows:

            (1) With respect to nonqualified options not then exercisable, at the time the Employee Optionee's employment is terminated; and

            (2) With respect to nonqualified options then exercisable:

                  (i)   At the time the Employee Optionee's
      employment is terminated if the Employee Optionee's employment is terminated because he is discharged for fraud, theft or embezzlement committed against the Company or a subsidiary, affiliated entity or customer of the Company, or for conflict of interest (other than legitimate competition); or

                  (ii) At the expiration of a period of one year after the Employee Optionee's death (but in no event later than the Nonqualified Option Expiration Date) if the Employee Optionee's employment is terminated by reason of his death. Any such nonqualified option may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise such nonqualified option by bequest or inheritance; or

                  (iii) Unless it is otherwise provided in the option agreement or otherwise extended in the discretion of the Committee in the event of the Employee Optionee's retirement or disability, at the expiration of a period of three years after the Employee Optionee's employment is terminated because of retirement under the Employee Retirement Plan of Stone & Webster, Incorporated and Participating Subsidiaries or any successor plan thereto (the "Retirement Plan") or disability (but in no event later than the Nonqualified Option Expiration Date); or

                  (iv) At the expiration of a period of three months after the Employee Optionee's employment is terminated (but in no event later than the Nonqualified Option Expiration
      Date) if the Employee Optionee's employment is terminated for any reason other than his death, retirement, disability or the reasons specified in Paragraph 3(b)(2)(i) of this Article.

            (c) Manner of Exercise.       In order to exercise all or a
portion of a nonqualified option granted under this Article II and certain options granted under Article III as described in Paragraph 3(b) thereof, the person or persons entitled to exercise it shall deliver to the Company payment in full of the shares then being purchased, together with any required withholding tax. The payment of such exercise price and any required withholding tax shall either be in cash or through delivery to the Company of shares of Common Stock, or by any combination of cash or shares; provided that if any such shares of Common Stock so delivered were obtained through the previous exercise of any option granted under the Plan, such shares must have been held for at least six months prior to such delivery.
The value of each share of Common Stock so delivered shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day immediately preceding the date the nonqualified option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street
Journal (or any successor publication thereto). If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares. An option agreement may, in the discretion of the Committee, provide for other methods to pay for, or otherwise exercise, a nonqualified option. An option agreement also may, in the discretion of the Committee, provide for the withholding of Federal, state or local income tax upon exercise of a nonqualified option from any cash or stock remuneration (from the Plan or otherwise) then or thereafter payable by the Company to the Employee Optionee.

            (d) Option not Transferable.        No nonqualified option
granted under this Article II shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Employee Optionee to whom any such nonqualified option is granted, such nonqualified option shall be exercisable only by the Employee Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any nonqualified option granted under this Article II, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the nonqualified option with respect to the shares involved in such attempt.

            (e) Adjustment of Shares.           In the event that at any
time after the Effective Date the outstanding shares of Common
Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares subject to this
Article II (including shares as to which all outstanding nonqualified options granted under this Article II, or portions thereof then unexercised, shall be exercisable), to the end that after such event the shares subject to this Article II and each Employee Optionee's proportionate interest shall be maintained as if such Employee Optionee had exercised the option before the occurrence of such event. Such adjustment in an outstanding nonqualified option granted under this Article II shall be made without change in the total price applicable to such nonqualified option or the unexercised portion of such nonqualified option
(except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share.
Any such adjustment made by the Committee shall be final, conclusive and binding upon all Employee Optionees, the Company, and all other interested persons.

            (f) Listing and Registration of Shares.         Each
nonqualified option granted under this Article II shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such nonqualified option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such nonqualified option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

            4. Amendments.    The Committee may, with the consent of
the person or persons entitled to exercise any outstanding nonqualified option granted under this Article II, amend such nonqualified option; provided, however, that any such amendment shall be subject to stockholder approval when required in Article
I, Paragraph 4. The Committee may at any time or from time to time, in its discretion, in the case of any nonqualified option previously granted under this Article II which is not then immediately exercisable in full, accelerate the time or times at which such option may be exercised to any earlier time or times.

            5. Other Provisions.

            (a) The person or persons entitled to exercise, or who have exercised, a nonqualified option granted under this Article
II shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such nonqualified option until he shall have become the beneficial owner of such shares.

            (b) No nonqualified option granted under this Article II shall be construed as limiting any right which the Company or any subsidiary of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such nonqualified option has been granted.

            (c) Notwithstanding any provision of the Plan or the terms of any nonqualified option granted under this Article II, the Company shall not be required to issue any shares hereunder or thereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or Federal law or of the rules or regulations of any governmental regulatory body.


                                  ARTICLE III

                            INCENTIVE STOCK OPTIONS


            1.  Eligible Employees.       All Employee Optionees shall
be eligible to receive incentive stock options under this Article
III.

            2. Calculation of Exercise Price.         The exercise price
to be paid for each share of Common Stock deliverable upon exercise of each incentive stock option granted hereunder shall be equal to the fair market value per share of Common Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The
Wall Street Journal (or any successor publication thereto), and shall be equal to the per share price of the last sale of Common
Stock on the trading day immediately preceding the date of grant of such incentive stock option; provided, however, that in the case of an Employee Optionee who, at the time such incentive stock option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation, within the meaning of section 422(b)(6) of the Code (a "10% Employee Optionee"), the exercise price per share shall be at least 110% of the fair market value per share of Common Stock at the time of grant. The exercise price for each incentive stock option shall be subject to adjustment as provided in Paragraph 3(e) of this Article.

            3. Terms and Conditions of Options.             Incentive stock
options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article III, as the Committee shall deem desirable:

            (a) Option Period and Conditions and Limitations on
Exercise.   Subject to Paragraph 4 of this Article, no incentive
stock option shall be exercisable with respect to any of the shares subject to such incentive stock option later than the date which is the date determined by the Committee upon the grant thereof (the "ISO Expiration Date"), which shall be no later than ten years after the date of grant; provided, however, that in the case of any 10% Employee Optionee, the ISO Expiration Date of any incentive stock option granted thereto shall not be later than five years after the date of such grant. To the extent not prohibited by other provisions of the Plan, each incentive stock option shall be exercisable at such time or times as the Committee in its discretion may determine at or prior to the time such incentive stock option is granted (unless otherwise extended by the Committee pursuant to Paragraph 3(b)(2)(iii) of this Article). In the event the Committee makes no such determination, each incentive stock option shall be exercisable from time to time, in whole or in part, subject to the monetary limitations set forth in Paragraph 3(g)of this Article, at any time prior to the ISO Expiration Date.

            (b) Termination of Employment; Death.           For purposes of
this Article III and each incentive stock option granted hereunder, an Employee Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which such Employee Optionee is no longer for any reason whatsoever (including the death of such Employee Optionee) employed by the Company or a subsidiary of the Company. An
Employee Optionee shall be considered to be in the employment of the Company or a subsidiary of the Company as long as such Employee Optionee remains an employee of the Company or a subsidiary of the Company, whether active or on any authorized leave of absence. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final and conclusive. If an Employee
Optionee's employment is terminated for any reason whatsoever
(including the death of such Employee Optionee), each incentive stock option thereunto granted hereunder and all rights thereunder shall wholly and completely terminate as follows:

            (l) With respect to incentive stock options not then exercisable, at the time the Employee Optionee's employment is terminated; and

            (2) With respect to incentive stock options then exercisable:

                  (i)   At the time the Employee Optionee's
      employment is terminated if his employment is terminated because he is discharged for fraud, theft or embezzlement committed against the Company or a subsidiary, affiliated entity or customer of the Company, or for conflict of interest (other than legitimate competition); or

                  (ii) At the expiration of a period of one year after the Employee Optionee's death (but in no event later than the ISO Expiration Date) if the Employee Optionee's employment is terminated by reason of his death. An incentive stock option granted under this Article III may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise such incentive stock option by bequest or inheritance; or

                  (iii) Unless it is otherwise provided in the option agreement or otherwise extended in the discretion of the Committee after the date which is three months after the Employee Optionee's retirement or disability, at the expiration of a period of three years after the Employee Optionee's employment is terminated because of retirement under the Retirement Plan or disability (but in no event later than the ISO Expiration Date); or

                  (iv) At the expiration of a period of three months after the Employee Optionee's employment is terminated (but in no event later than the ISO Expiration Date) if the Employee Optionee's employment is terminated for any reason other than his death, retirement, disability or the reasons specified in Paragraph 3(b)(2)(i) of this Article.

            In the event and to the extent that an incentive stock option granted under this Article III is not exercised (i) within three months after the Employee Optionee's employment is terminated because of retirement or disability not within the meaning of section 22(e)(3) of the Code, or (ii) within one year after the Employee Optionee's employment is terminated because of disability within the meaning of section 22(e)(3) of the Code, such option shall be taxed as a nonqualified option and shall be subject to the manner of exercise provisions described in Article II, Paragraph 3(c).

            (c) Manner of Exercise.       In order to exercise all or a
portion of an incentive stock option granted under this Article
III, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares then being purchased. The payment of such exercise price shall either be in cash or through delivery to the Company of shares of Common
Stock, or by any combination of cash or shares; provided that if any such shares of Common Stock so delivered were obtained through the previous exercise of any option granted under the Plan, such shares must have been held for at least six months prior to such delivery. The value of each share of Common Stock delivered shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day immediately preceding the date the incentive stock option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal (or any successor publication thereto).
If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares. An option agreement may, in the discretion of the Committee, provide for other methods to pay for, or otherwise exercise, an incentive stock option. An option agreement also may, in the discretion of the Committee, provide for the withholding of Federal, state or local income tax upon exercise of any incentive stock option from any cash or stock remuneration (from the Plan or otherwise) then or thereafter payable by the Company to the Employee
Optionee.

            (d) Options not Transferable.       No incentive stock option
shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Employee
Optionee to whom any incentive stock option is granted, such incentive stock option shall be exercisable only by such Employee
Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any incentive stock option, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the incentive stock option with respect to the shares involved in such attempt.

            (e) Adjustment of Shares.           In the event that at any
time after the Effective Date the outstanding shares of Common
Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares subject to this
Article III (including shares as to which all outstanding incentive stock options, or portions thereof then unexercised, shall be exercisable), to the end that after such event the shares subject to this Article III and each Employee Optionee's proportionate interest shall be maintained as if such Employee
Optionee had exercised the option before the occurrence of such event. Such adjustment in an outstanding incentive stock option shall be made without change in the total price applicable to such incentive stock option or the unexercised portion of such incentive stock option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final, conclusive and binding upon all Employee Optionees, the Company, and all other interested persons. Any adjustment of an incentive stock option under this Paragraph (e) shall be made in such manner as not to constitute a "modification" within the meaning of section 424(h)(3) of the Code.

            (f) Listing and Registration of Shares.         Each incentive
stock option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such incentive stock option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such incentive stock option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

            (g) Limitation on Amount.           Notwithstanding any other
provision of the Plan, the aggregate fair market value
(determined as of the time an incentive stock option is granted, based upon the calculation of the exercise price as provided in Paragraph 2 of this Article) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an Employee Optionee, under all incentive stock option plans of the Company and its subsidiaries, during any calendar year cannot exceed $100,000 or such other maximum amount permitted under section 422(d) of the Code. If the date on which one or more of such incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any option agreement, and the acceleration of such exercise date would result in a violation of the monetary restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event the exercise date of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates.
The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the monetary restriction set forth in the first sentence of this Paragraph (g) and even if such incentive stock options were thereby converted in whole or in part to nonqualified options.

            4.  Amendment.    The Committee may, with the consent of
the person or persons entitled to exercise any outstanding incentive stock option, amend such incentive stock option;
provided, however, that any such amendment shall be subject to stockholder approval when required in Article I, Paragraph 4. Subject to Paragraph 3(g) of this Article, the Committee may at any time or from time to time, in its discretion, in the case of any incentive stock option previously granted hereunder which is not then immediately exercisable in full, accelerate the time or times at which such incentive stock option may be exercised to any earlier time or times.

            5.  Other Provisions

            (a) The person or persons entitled to exercise, or who have exercised, an incentive stock option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such incentive stock option until he shall have become the beneficial owner of such shares.

            (b) No incentive stock option shall be construed as limiting any right which the Company or any subsidiary of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such incentive stock option has been granted.

            (c) Notwithstanding any provision of the Plan or the terms of any incentive stock option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or Federal law or of the rules or regulations of any governmental regulatory body.

            (d) The Committee may require any person who exercises an incentive stock option to give prompt notice to the Company of any disposition of shares of Common Stock acquired upon exercise of an incentive stock option within one year after the transfer of shares to such person.


                                  ARTICLE IV

                         NON-EMPLOYEE DIRECTOR OPTIONS

            1.  Eligible Persons.         Non-Employee Directors shall
be eligible to receive options under, and solely under, this
Article IV and any such options shall be nonqualified options.

            2. Initial and Annual Granting of Nonqualified Options
to Non-Employee Directors.          Subject to the limitation of the
number of shares of Common Stock set forth in Article I, Paragraph 2, (a) a nonqualified option to purchase 2,000 shares of Common Stock will be granted to each Non-Employee Director who is a Non-Employee Director as of the close of business on the Effective Date (which date shall be the date of grant for purposes hereof), (b) a nonqualified option to purchase 2,000 shares of Common Stock will be granted to each Non-Employee
Director who is initially elected or appointed to the Board of Directors after the Effective Date and prior to the expiration of the Plan, effective on the date of his initial election or appointment (which date shall be the date of grant for purposes hereof), and (c) a nonqualified option to purchase 1,000 shares of Common Stock will be granted annually, effective as of the anniversary date of the Effective Date in each year after the Effective Date until the expiration of the Plan, to each person who is a Non-Employee Director on each such anniversary date
(which date shall be the date of grant for purposes hereof).

            3. Calculation of Exercise Price.         The exercise price
to be paid for each share of Common Stock deliverable upon exercise of each nonqualified option granted under this Article
IV shall be equal to the fair market value per share of Common
Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal (or any successor publication thereto), and shall be equal to the per share price of the last sale of Common Stock on the trading day immediately preceding the date of grant of such nonqualified option. The exercise price for each option granted under this Article IV shall be subject to adjustment as provided in Paragraph 4(e) of this Article.

            4. Terms and Conditions of Nonqualified Options. Subject to the provisions of Paragraph 4 of this Article, nonqualified options granted under this Article IV shall be in such form as the Committee may from time to time approve. Nonqualified options granted under this Article IV shall be subject to the following terms and conditions:

            (a) Option Period and Conditions and Limitations on
Exercise.   Each nonqualified option granted under this Article IV
shall be exercisable from time to time, in whole or in part, at any time after six months from the date of grant and prior to the date determined by the Committee upon the grant thereof (the "Option Expiration Date"), which shall be no later than ten years after the date of grant.

            (b) Termination of Directorship; Death.         For purposes of
this Article IV and each nonqualified option granted under this
Article IV, a Non-Employee Director's directorship shall be deemed to have terminated at the close of business on the day preceding the first date on which he ceases to be a member of the Board of Directors for any reason whatsoever (including the death of such Non-Employee Director). If a Non-Employee Director's directorship is terminated for any reason (including the death of such Non-Employee Director), each nonqualified option thereunto granted under this Article IV and all rights thereunder shall wholly and completely terminate as follows:

            (1) With respect to each nonqualified option granted within the six month period preceding such termination, at the time the Non-Employee Director's directorship is terminated; and

            (2) With respect to each nonqualified option granted prior to the six month period preceding such termination:

                  (i)   At the time the Non-Employee Director's
      directorship is terminated if his directorship is terminated as a result of his removal from the Board of Directors for cause (other than disability); or

                  (ii) At the expiration of a period of one year after the Non-Employee Director's death (but in no event later than the Option Expiration Date) if the Non-Employee Director's directorship is terminated by reason of his death. A nonqualified option granted under this Article IV may be exercised by the Non-Employee Director's estate or by the person or persons who acquire the right to exercise such nonqualified option by bequest or inheritance; or

                  (iii) At the expiration of a period of three years after the Non-Employee Director's directorship is terminated as a result of such person's resignation or removal from the Board of Directors because of disability (but in no event later than the Option Expiration Date); or

                  (iv)  At the expiration of a period of three
      months after the Non-Employee Director directorship is terminated (but in no event later than the Option Expiration
      Date) if the Non-Employee Director's directorship is terminated for any reason other than the reasons specified in Paragraphs 4(b)(2)(i) through 4(b)(2)(iii) of this Article.

            (c) Manner of Exercise.       In order to exercise all or a
portion of a nonqualified option granted under this Article IV, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares then being purchased, together with any required withholding tax. The payment of such exercise price and any required withholding tax shall either be in cash or through delivery to the Company of shares of Common
Stock, or by any combination of cash or shares; provided that if any such shares of Common Stock so delivered were obtained through the previous exercise of any option granted under the Plan, such shares must have been held for at least six months prior to such delivery. The value of each share of Common Stock delivered shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading date immediately preceding the date the nonqualified option is exercised, based on the composite transactions in the Common Stock as reported in The
Wall Street Journal (or any successor publication thereto). If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares. An option agreement may, in the discretion of the Committee, provide for other methods to pay for, or otherwise exercise, a nonqualified option. An option agreement also may, in the discretion of the Committee, provide for the withholding of Federal, state or local income tax upon exercise of a nonqualified option from any cash or stock remuneration (from the Plan or otherwise) then or thereafter payable by the Company to the Non-Employee Director.

            (d) Nonqualified Options Not Transferable. No nonqualified option granted under this Article IV shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Non-Employee Director to whom any such nonqualified option is granted, such nonqualified option shall be exercisable only by such Non-Employee Director. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any nonqualified option granted under this Article IV, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the nonqualified option with respect to the shares involved in such attempt.

            (e) Adjustment of Shares.           In the event that at any
time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares subject to this
Article IV (including shares as to which all outstanding nonqualified options granted under this Article IV, or portions thereof then unexercised, shall be exercisable), to the end that after such event the shares subject to this Article IV of the Plan and each Non-Employee Director's proportionate interest shall be maintained as if such Non-Employee Director had exercised the option before the occurrence of such event. Such adjustment in an outstanding nonqualified option granted under this Article IV shall be made without change in the total price applicable to the nonqualified option or the unexercised portion of the nonqualified option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final, conclusive and binding upon all Non-
Employee Directors, the Company, and all other interested persons.

            (f) Listing and Registration of Shares.         Each
nonqualified option granted under this Article IV shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such nonqualified option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such nonqualified option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

            5.  Amendment.    The Committee may, with the consent of
the person or persons entitled to exercise any outstanding nonqualified option granted under this Article IV, amend such nonqualified option; provided, however, that any such amendment shall be subject to stockholder approval when required in Article
I, Paragraph 4.

            6.  Other Provisions.

            (a) The person or persons entitled to exercise, or who have exercised, a nonqualified option granted under this Article
IV shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such nonqualified option until he shall have become the beneficial owner of such shares.

            (b) No nonqualified option granted under this Article IV shall be construed as limiting any right which either the stockholders of the Company or the Board of Directors may have to remove at any time, with or without cause, any Non-Employee Director to whom such nonqualified option has been granted from the Board of Directors.

            (c) Notwithstanding any provision of the Plan or the terms of any nonqualified option granted under this Article IV, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or Federal law or of the rules or regulations of any governmental regulatory body.

            (d) Notwithstanding any provision of the Plan, the Committee may not exercise any discretion with respect to this
Article IV which would be inconsistent with the intent that (i) the Plan meet the requirements of Rule 16b-3 and (ii) any Non-Employee Director who is eligible to receive a grant or to whom a grant is made pursuant this Article IV will not for such reason cease to be a "disinterested person" within the meaning of such Rule 16b-3 with respect to the Plan and other stock related plans of the Company or any of its affiliates. Specifically, in the event of a Corporate Change, as defined in Article I, Paragraph 11, the Committee may, with respect to nonqualified options under this Article IV, only exercise the alternative in clause (2) of
Article I, Paragraph 11, or such other alternatives specified in
Article I, Paragraph 11 as would not, in the opinion of legal counsel of the Company, violate the limitations contained in the immediately preceding sentence. If any Plan provision is found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify any Non-Employee Director from remaining a "disinterested person", that provision shall be deemed amended so that the Plan does so comply and the Plan participants remain disinterested, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.